Media Contact:                                          Investor Contact:
Dick Gersh                                              Rick Nida
Richard Gersh Associates                                Rentrak Corporation
212-757-1101                                            503-284-7581 Ext. 295


FOR IMMEDIATE RELEASE:

                  RENTRAK SHAREOWNERS ELECT FIVE NEW DIRECTORS

              NEW CHAIRMAN EXPRESSES CONFIDENCE IN COMPANY'S FUTURE

    PORTLAND, Ore. (Sept. 20, 2000)--Rentrak Corporation (Nasdaq:RENT) today announced that at its Annual Shareowners' Meeting held on Sept 19, 2000, the following five directors were elected to its board: Cecil D. Andrus, George H. Kuper, Joon S. Moon, James G. Petcoff, and Paul A. Rosenbaum. Each of the five directors elected were part of a slate nominated by the Committee for the Achievement of Rentrak Excellence (CARE), a group of nine individual Rentrak shareowners led by Paul A. Rosenbaum. Shareowners also passed a CARE proposal to amend Rentrak's Bylaws to reduce the number of directors from nine to five.

    In announcing the results of the vote, Ron Berger, Rentrak's outgoing Chairman said, "Today starts a new chapter in the life of the Rentrak organization, as shareowners have placed their confidence in a totally new board of directors. Though I will no longer be associated with Rentrak's board, as the company's largest shareowner, I wish the company, the new board, shareowners and employees well."

    Paul A. Rosenbaum, who was elected Chairman of the Board and will serve as Interim Chief Executive Officer, said, "We are very pleased that shareowners have given us the opportunity to build value for them as we implement our strategic vision for this excellent company. We view this transition as an exciting time for Rentrak's shareowners and employees to take a fresh view of the opportunities and challenges facing Rentrak. Though Rentrak's revenues and earnings have suffered recently, we believe we can quickly elevate the company's core Pay-Per-Transaction (PPT(R)) video distribution business to the next level, and we intend to explore opportunities to attract capital and increase the value of 3PF.COM, Inc. (3PF), the company's e-fulfillment subsidiary."

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    Mr.  Rosenbaum,  continued,  "We wish to thank Ron Berger for his vision and leadership during his many years at Rentrak's helm. The new board of Rentrak intends to commence a search for a permanent chief executive officer promptly.
F. Kim Cox, Rentrak's President, will continue in his operational leadership role and ensure continuity for employees, customers, and suppliers."

    "We believe that we have the right organization in place and that it is sized right for the anticipated growth in our core PPT(R) business," Mr. Cox said. "We intend to continue to provide excellent uninterrupted service to our customers and expect to offer an expanded slate of titles from suppliers as we work with studios to improve opportunities for video retailers." Mr. Cox added, "Since we expect rapid revenue growth at 3PF, we anticipate continued expansion of its distribution center capacity and its work force."

    Rentrak Corporation, through its PPT(R) system, is the world's largest distributor of pre-recorded videocassettes on a revenue-sharing basis. The company directly services retailers throughout the U.S. and Canada and, through affiliated companies, supplies a growing number of international outlets in Japan and the United Kingdom.

    3PF, a wholly owned subsidiary,  provides fulfillment,  order processing and inventory  management  services for  e-commerce  companies  and other  companies requiring just-in-time fulfillment. It operates two Midwestern hub-based distribution centers offering late night order cut-off and 24/7 capabilities, with a total of 320,000 square feet of warehouse space. An additional 120,000 square foot facility is scheduled to open in the near future. 3PF can be accessed on the Web at http://www.3PF.COM.

                                      * * *

When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for both 3PF and PPT(R) and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for videocassettes subject to company guarantees and Rentrak and 3PF customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2000, annual report on Form 10-K, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

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